UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2013

DCP Holding Company

(Exact name of registrant as specified in its charter)

Ohio	0-51954	20-1291244
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crowne Point Place, Sharonville, Ohio		45241
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 554-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At a Special Meeting of Shareholders (“Special Meeting”) of DCP Holding Company (the “Company”) reconvened on December 11, 2013, at which a quorum was present, the following number of votes were cast for the following resolution by shareholders.

3. Adjournment Proposal.

This proposal received the following votes and was approved:

	For	Against	Abstain	Non Vote	Percentage Represented	Total Outstanding
Class A Common Shares	265	92	56	0	78.4%	552

Item 8.01 Other Events.

At the reconvened Special Meeting on December 11, 2013, the Company announced that the Special Meeting was adjourned until 6:00 p.m. on January 9, 2014 in order to solicit additional votes for approval of all of the Amended Articles Proposals and Amended Code Proposals set forth in the Proxy Statement dated October 7, 2013. The adjourned meeting will be held at the Cooper Creek Event Center, 4040 Cooper Road, Blue Ash, Ohio 45241. A copy of the notice to be delivered by the Company to each of its shareholders regarding the adjourned Special Meeting is attached as Exhibit 99.1 hereto and incorporated by reference herein.

At the reconvened Special Meeting on December 11, 2013, the Company opened the polls for voting only for Proposal 3, the Adjournment Proposal. There were sufficient votes FOR the approval of Proposal 3. Accordingly, the Company again adjourned the Special Meeting for the purpose of seeking additional votes for approval of the remaining Proposals.

Proposals 1(A) through 1(F) (the “Amended Articles Proposals”) relate to an amendment to the Company’s Articles of Incorporation, and Proposals 2(A) through 2(E) (the “Amended Code Proposals”) relate to an amendment to the Company’s Code of Regulations. Each of the Amended Articles Proposals and Amended Code Proposals are conditioned on approval of each of the other Amended Articles Proposals and Amended Code Proposals. Accordingly, the vote on each of the Amended Articles Proposals and the Amended Code Proposals will be deferred until the adjourned meeting.

IMPORTANT INFORMATION: The foregoing information is not a solicitation of a proxy from any of the Company’s shareholders. This is being done only pursuant to a definitive proxy statement. Additional information relating to the foregoing is included in the Company’s proxy materials filed with the SEC and distributed to shareholders. SHAREHOLDERS ARE ADVISED TO READ SUCH MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, shareholders may obtain a free copy of the Company’s filings with the SEC by directing a request to: DCP Holding Company, ATTN: Robert C. Hodgkins, Jr., 100 Crowne Point Place, Sharonville, Ohio 45241. The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s shareholders on behalf of the Company’s board of directors in connection with the foregoing. Information concerning such participants and their respective direct or indirect interests in the Company by security holdings or otherwise is included in the Company’s definitive proxy statement.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Letter from the Company to its shareholders dated December 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP Holding Company

Date: December 11, 2013	/s/ Robert C. Hodgkins, Jr.
Robert C. Hodgkins, Jr.
Vice President and Chief Financial Officer